SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 January 6, 2005
                        ---------------------------------
                                 Date of Report
                        (Date of Earliest Event Reported)


                             Power Technology, Inc.
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             (Exact name of registrant as specified in its charter)


        Nevada                    0-24867                    88-0395816
   ---------------              ------------             -------------------
   (State or other              (Commission               (I.R.S. Employer
   jurisdiction of              File Number)             Identification No.)
    incorporation)


                         1770 St. James Place, Suite 115
                              Houston, Texas 77056
                    ----------------------------------------
                    (Address of principal executive offices)


                                  713.621.4310
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              (Registrant's telephone number, including area code)


         --------------------------------------------------------------
         (Former name and former address, if changed since last report)

Section 1. Registrant's Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement

      Power Technology, Inc. (the "Registrant") entered into a Mutual Settlement and Release Agreement (the "Agreement") with Alvin Snaper ("Snaper") and Neo-Dyne Research, Inc. ("Neo-Dyne") on January 6, 2005, pursuant to which the parties compromised and settled the claims and counterclaims at issue in Case No. A465306, Dept. No. IV, Power Technology, Inc. vs. Alvin Snaper and Neo-Dyne Research Inc. pending in the District Court of Clark County, Nevada. Pursuant to the Agreement, Snaper assigned to the Registrant Snaper's entire right, title and interest throughout the world in the inventions and improvements encompassed by U.S. Patent Number 10/809,791, International Patent Application Number PCT/US02/30607 and United States Patent 6,060,198. The Agreement includes a "share lockup agreement" for a period of one-year during which Snaper will not be permitted to sell or transfer ownership of any of his 664,155 shares of Common Stock of the Registrant. Snaper released the Company, its present and former officers and directors, including F. Bryson Farril, Hugo P. Pomrehn, and Lee Balak of all claims that were asserted or that could have been asserted by Snaper and Neo-Dyne in the litigation. The Registrant paid Alvin Snaper $20,000 to settle the dispute and released Snaper and Neo-Dyne claims that were asserted or that could have been asserted in the litigation.

      The Registrant also entered into an agreement (the  "Agreement")  with Lee
A. Balak ("Balak"), a former director and officer of the Registrant, on January 10, 2005, pursuant to which the Registrant released Balak of all claims it may have against Balak which are related to any act that Balak did or failed to do in his capacity as an officer or director of the Registrant. Pursuant to the Agreement, Balak surrenders to Registrant his ownership of 4,000,000 fully paid and non-assessable shares of the Common Stock of Registrant and Balak waived all ownership right, title, or interest in those shares. Following his surrender of those shares, Balak will own 23,657,483 shares of the Common Stock of the Registrant and Balak agreed that the Share Lockup Agreement of paragraph 9 of the Consulting Services Agreement dated June 30, 2004, between Registrant and Balak, which is Exhibit 10.2 to the Registrant's Form 8-K filed July 13, 2004, shall remain in full force and effect. The Registrant agreed to pay that certain Promissory Note dated May 21, 2004, payable to the order of Corporate Strategies, Inc., in the principal sum of $100,000 ("the Promissory Note") which was secured by the pledge by Balak of 27,157,483 shares of fully paid and non-assessable shares of Common Stock of Registrant and to deliver to Balak 23,157,483 of those shares of the Common Stock of Registrant.

Item 9.01 Financial Statements and Exhibits

      Exhibits

      10.1 Mutual Settlement and Release Agreement with Alvin Snaper and Neo-Dyne Research, Inc. of January 6, 2005,

      10.2  Settlement Agreement with Lee A. Balak of January 10, 2005.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

January 14, 2005                    Power Technology, Inc.


                                    By: /s/ Bernard J. Walter
                                       --------------------------------------
                                                 Bernard J. Walter
                                       Chief Executive Officer and President